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                                                                      EXHIBIT 15

                          Letter of Ernst & Young LLP

       Re Unaudited Condensed Consolidated Interim Financial Information


To Oxford Health Plans, Inc.


We are aware of the incorporation by reference in the Registration Statement (Form S-4 No. 333-77525) of Oxford Health Plans, Inc. for the registration of $200,000,000 of 11% Senior Notes due 2005 of our report dated May 5, 1999 relating to the unaudited condensed consolidated interim financial statements of Oxford Health Plans, Inc. that are included in its Form 10-Q/A No. 2 for the quarter ended March 31, 1999, and our report dated August 6, 1999 relating to the unaudited condensed consolidated interim financial statements of Oxford Health Plans, Inc. that are included in its Form 10-Q for the quarter ended June 30, 1999.



                                          /s/ Ernst & Young LLP
                                          Ernst & Young LLP



Stamford, Connecticut
August 26, 1999